Exhibit 10.1
EXECUTION COPY
FIFTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT
     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of December 18, 2007, by and among TEPPCO PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions listed on the signature pages attached hereto (collectively, the “Lenders”), and SUNTRUST BANK (“SunTrust”), as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement, dated as of October 21, 2004, as amended by a certain First Amendment to Amended and Restated Credit Agreement, dated as of February 23, 2005, by a certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 13, 2005, by a certain Third Amendment to Amended and Restated Credit Agreement dated as of July 31, 2006, and by a certain Fourth Amendment to Amended and Restated Credit Agreement and Waiver dated as of June 29, 2007 (as so amended and as hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and
     WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement so as to (i) extend the Stated Termination Date of the Credit Agreement from December 13, 2011, to December 12, 2012, (ii) increase the amount to which the total Commitments under the Credit Agreement may be increased from $850,000,000 to $1,000,000,000, (iii) increase the maximum amount of outstanding Swingline Loans from $25,000,000 to $40,000,000, (iv) amend the limitation on the number of extensions of the Commitments that may be requested by the Borrower, (v) provide the Borrower an option to convert outstanding Revolving Borrowings to term loans having a one-year maturity, and (vi) make certain changes to the financial covenants set forth in the Credit Agreement, all as more particularly provided in this Amendment, and subject to the terms and conditions hereof, the Lenders are willing to agree to such amendments;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:
     SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement.

     SECTION 2. Amendments to Article I (“Definitions and Terms”).
     (a) Section 1.1 (“Definitions”) of the Credit Agreement is hereby amended by deleting the definitions for the terms “Applicable Margin,” “Borrowing,” “Centennial Guaranty,” “Facility Fee,” “LIBOR Rate,” “Note,” “Required Lenders,” “Stated Termination Date,” and “Swingline Index Rate” and substituting in lieu thereof the following definitions for such terms:
     “Applicable Margin” means, for any LIBOR Rate Borrowing, on any date of determination, the number of basis points set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 or Level 5, based on the Reference Rating in effect on such date. Any change in the Applicable Margin resulting from a change in the Reference Rating shall be effective as of the date on which the applicable rating agency announces the applicable change in rating.

	LEVEL 1	LEVEL 2	LEVEL 3	LEVEL 4	LEVEL 5
		Reference	Reference	Reference
		Rating at	Rating at	Rating at
	Reference	least BBB+	least BBB by	least BBB-
	Rating	by S&P and	S&P and	by S&P and	Reference
	higher than	Baa1 by	Baa2 by	Baa3 by	Rating Lower
Basis for Pricing	Level 2	Moody’s	Moody’s	Moody’s	Than Level 4
Applicable Margin	21.0	27.0	35.0	50.0	57.5
provided, however, that upon conversion of any Revolver Borrowings to Term Borrowings pursuant to Section 2.8: (A) the Applicable Margin shall in each case be increased by 0.125% per annum, and (B) if immediately prior to such conversion the total Revolver Borrowings then outstanding exceed fifty percent (50%) of the total Commitments, the Applicable Margin with respect to such Term Borrowings shall in each case be increased by an additional 0.10% per annum.
     “Borrowing” means any Revolver Borrowing, Swingline Borrowing, or Term Borrowing, as the case may be, whether as an original disbursement of funds or as a renewal, extension or continuation of any amount outstanding, including without limitation, any conversion of Revolver Borrowings to Term Borrowings pursuant to Section 2.8.
     “Centennial Guaranty” means the guaranty by the Borrower or any Subsidiary of the Borrower of certain Debt of Centennial Pipeline LLC in a principal amount not to exceed, at any one time outstanding, $75,000,000.
     “Facility Fee” means, for any day, a fee payable on the amount of the Commitment of each Lender on such day, irrespective of usage, payable at the rate (expressed in basis points per annum) set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 or Level 5 based on the Reference Rating in effect on such day; provided, however, if the Borrower exercises the Term-Out option pursuant to Section 2.8, such fee shall accrue and be payable on the daily outstanding principal amount of such Lender’s Term Borrowings from the date of such exercise to but excluding the date on which all Term Borrowings are paid in full. Any change in the Facility Fee resulting from a change in the Reference Rating shall be effective as of the date on which the applicable rating agency announces the applicable change in rating.

	LEVEL 1	LEVEL 2	LEVEL 3	LEVEL 4	LEVEL 5
		Reference	Reference	Reference
		Rating at	Rating at	Rating at
	Reference	least BBB+	least BBB by	least BBB-
	Rating	by S&P and	S&P and	by S&P and	Reference
	higher than	Baa1 by	Baa2 by	Baa3 by	Rating Lower
Basis for Pricing	Level 2	Moody’s	Moody’s	Moody’s	Than Level 4
Facility Fee	6.5	8.0	10.0	12.5	17.5
     “LIBOR Rate” means, for a LIBOR Rate Borrowing and its Interest Period, the quotient of (a) the annual interest rate for deposits in United States dollars of amounts equal or comparable to the principal amount of that LIBOR Rate Borrowing offered for a term comparable to that Interest Period, which rate appears on the Reuters Screen LIBOR 01 Page as of 11:00 a.m. (London, England time) two Business Days before the beginning of that Interest Period or, if no such offered rates appear on such page, then the rate used for that Interest Period shall be the arithmetic average (rounded upwards, if necessary, to the next higher 0.001%) of the rates offered to the Administrative Agent by not less than two major banks in New York, New York at approximately 10:00 a.m. (Atlanta, Georgia time) two Business Days before the beginning of that Interest Period for deposits in United States dollars in the London interbank market of the principal amount of that LIBOR Rate Borrowing offered for a term comparable to that Interest Period, divided by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage. The rate so determined in accordance herewith shall be rounded upwards to the nearest multiple of 0.001%, and the term Reuters Screen LIBOR 01 Page means the display so designated on the Reuters Service (or such other page as may replace the Reuters Screen LIBOR 01 Page on that service or another service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for United States dollars).
     “Note” means one of the amended and restated promissory notes substantially in the form of Exhibit A, with respect to Revolver Borrowings, the swingline note substantially in the form of Exhibit F, with respect to Swingline Borrowings, and one of the term notes substantially in the form of Exhibit G, with respect to Term Borrowings, as the case may be.
     “Required Lenders” means any combination of the Lenders holding (directly or indirectly) more than (a) 50% of the total Commitments, if there are no Borrowings outstanding, (b) 50% of the sum of (i) the total unused Commitments plus (ii) the aggregate principal amount of all Outstanding Credits, if there are any Borrowings or Letters of Credit outstanding and the maturity of the Obligations has not been accelerated and the Commitments have not been terminated under Section 12.1(a) or (b), as the case may be, and (c) 50% of the aggregate principal amount of all Outstanding Credits if there are any Borrowings or Letters of Credit outstanding and the maturity of the Obligations has been accelerated, or if the Commitments have been terminated under Section 12.1(a) or (b), or if any Revolving Borrowings have been converted to Term Borrowings pursuant to Section 2.8, as the case may be.
     “Stated Termination Date” means December 12, 2012, as such date may be extended for additional one-year periods pursuant to Section 2.7.
     “Swingline Index Rate” means, for any day, (a) the rate per annum appearing on the Reuters Screen LIBOR 01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Swingline Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, as the rate for dollar deposits with a one-month maturity; or (b) if for any reason the rate specified in clause (a) of this definition does not so appear on the Reuters Screen LIBOR 01 Page (or any successor or substitute page or any such successor to or substitute for such Service), the average of the interest rates per annum at which dollar deposits of $5,000,000 and for a one-month maturity are offered by the respective principal London offices of two reference banks designated by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day.
     (b) Section 1.1 (“Definitions”) of the Credit Agreement is hereby further amended by deleting clause (a) of the definition of “ERISA Event” and replacing it with the following:
     (a) the failure by any Employee Plan to satisfy the minimum funding standard under Section 302 of ERISA or Section 412 of the IRC, whether or not waived, or the filing pursuant to Section 412(d) of the IRC (Section 412(c) of the IRC for Employee Plan years beginning after December 31, 2007) of an application for a waiver of the minimum funding standard with respect to any Employee Plan,
     (c) Section 1.1 (“Definitions”) of the Credit Agreement is hereby further amended by adding the following defined terms and accompanying definitions in appropriate alphabetical order, as follows:
     “Final Maturity Date” means, at any time (a) the Stated Termination Date or (b) if the Term-Out option is exercised pursuant to Section 2.8, the earlier of (i) the date specified by the Borrower for the Final Maturity Date in its written notice electing to exercise the Term-Out option, but in no event shall such date be later than the first anniversary of the Stated Termination Date then in effect, (ii) the occurrence of any Event of Default under Section 11.3, or (iii) the occurrence of any other Event of Default and the declaration of the Obligations to be due and payable pursuant to Section 12.1(b) as a result of such other Event of Default.

     “Term Borrowings” has the meaning set forth in Section 2.8.
     “Term-Out” means the Borrower’s election at its option to have the entire principal balance of the Revolver Borrowings then outstanding continued as Term Borrowings as provided in Section 2.8.
     SECTION 3. Amendments to Article II (“The Commitments”).
     (a) Section 2.3 (“Swingline Loans”) of the Credit Agreement is hereby amended by deleting in clause (i) of subsection (a) of such Section the amount “$25,000,000” and substituting in lieu thereof the amount “$40,000,000.”
     (b) Section 2.6 (“Increase of Commitments; Additional Lenders”) of the Credit Agreement is hereby amended by deleting in subsections (a) and (b) of such Section each reference to “$850,000,000” and substituting in each case a reference to “$1,000,000,000.”
     (c) Section 2.7 (“Extension of Commitments”) of the Credit Agreement is hereby amended by deleting the first sentence of such Section and substituting in lieu thereof the following first sentence:
     Prior to any exercise by the Borrower of the Term-Out option pursuant to Section 2.8, the Borrower may request successive one-year extensions of the Stated Termination Date by delivering a written request for same to the Administrative Agent, provided that (i) no such request may be delivered earlier than November 18, 2008, (ii) no such request may be made that would extend the Stated Termination Date to a date more than five years from the effective date of such request, and (iii) no such request shall be delivered later than thirty (30) days prior to the State Terminated Date then in effect.
     (d) Article II of the Credit Agreement is hereby further amended by adding a new Section 2.8 (“Extension of Final Maturity Date”) as follows:
     Section 2.8. Extension of Final Maturity Date.
     So long as no Potential Default or Event of Default has occurred and is continuing, the Borrower may, upon prior written notice to the Administrative Agent, sent not less than thirty (30) days and not more than sixty (60) days prior to the Stated Termination Date then in effect, elect to have the entire principal balance of the Revolver Borrowings then outstanding (with any outstanding Swingline Borrowings to be repaid and/or reborrowed as Revolver Borrowings prior to the exercise of the Term-Out) continued as non-revolving term loan borrowings (the “Term Borrowings”) due and payable on the Final Maturity Date specified by the Borrower in such written notice; provided that the Borrower may exercise the Term-Out only once during the term of this Agreement, such exercise shall result in the permanent termination of the Commitments, and the Borrower may repay, but not reborrow, the Term Borrowings. As a condition precedent to the Term-Out, the Borrower shall deliver to the Administrative Agent (A) a certificate of the Borrower dated the effective date of the Term-Out signed by a Responsible Officer of the Borrower, certifying that (i) the resolutions adopted by the

Borrower approving or consenting to the Term-Out are attached thereto and such resolutions are true and correct and have not been altered, amended or repealed and are in full force and effect, and (ii) before and after giving effect to the Term-Out, (x) the representations and warrantees contained in Article VII of this Agreement are true and correct in all material respects on and as of the effective date of the Term-Out, except to the extent that such representations and warrantees specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and (y) that no Potential Default or Event of Default exists, is continuing, or would result from the Term-Out, and (B) a duly executed and completed Term Note for each Lender to evidence the Term Borrowings. The Borrower hereby agrees to pay any and all costs required pursuant to Section 3.18 incurred by any Lender in connection with the exercise of the Term-Out.
     SECTION 4. Amendments to Article III (“Payment Terms”).
     (a) Section 3.1 (“Notes and Payments”) of the Credit Agreement is hereby amended by deleting the first sentence of such Section in its entirety and substituting in lieu thereof the following sentence:
     The Borrowings are evidenced by the Notes: a Revolver Note payable to each Lender in the amount of its Commitment for Revolver Borrowings pursuant to Section 2.1, a Swingline Note payable to the Swingline Lender in the maximum amount of the Swingline Borrowings pursuant to Section 2.3, and a Term Note payable to each Lender in the amount of its Revolver Borrowings that are converted to Term Borrowings pursuant to Section 2.8.
     (b) Section 3.2 (“Interest and Principal Payments”) of the Credit Agreement is hereby amended by deleting subsection (b) of such Section in its entirety and substituting in lieu thereof the following:
     (b) Principal. The principal amount of each Swingline Borrowing shall be due and payable on a date not later than seven Business Days after such Swingline Borrowing is initially funded, provided that on each day that a Revolver Borrowing is made, the Borrower shall repay all Swingline Borrowings then outstanding. The principal amount of all Revolver Borrowings and all Swingline Borrowings, if not sooner paid, shall in any event be due and payable in full on the Termination Date; provided, however, that if any outstanding Revolver Borrowings are converted to Term Borrowings pursuant to Section 2.8, all such Term Borrowings shall be due and payable in full on the Final Maturity Date.
     (c) Section 3.2 (“Interest and Principal Payments”) of the Credit Agreement is hereby amended by deleting subsection (c)(iv) in its entirety and substituting in lieu thereof the following subsection (c)(iv) as following:
     (iv) Prepayments of Borrowings pursuant to this Section 3.2(c) shall be applied, first, to prepay Base Rate Borrowings, second, to prepay any LIBOR Rate Borrowing that has an Interest Period the last day of which is the same as the date of such prepayment, and, third to prepay other LIBOR Rate Borrowings, as selected by the Borrower, or, at the Borrower’s option, to cash collateralize such other LIBOR Rate Borrowings (which cash collateral will be applied on the last day of the Interest Period of each such LIBOR Rate Borrowing to prepay such LIBOR Rate Borrowings).
     SECTION 5. Amendments to Article IV (“Fees”).
     Section 4.2 (“Facility Fee”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 4.2:
     Section 4.2. Facility Fee.
     The Borrower shall pay to the Administrative Agent for the account of such Lender the Facility Fee from the Closing Date until the Termination Date or, if the Borrower exercises the Term-Out option pursuant to Section 2.8, until the Final Maturity Date. Such Facility Fee shall be payable in arrears on the last day of each March, June, September and December during the entire term of this Agreement, commencing on the first such date following the Closing Date, on the Termination Date, and if the Borrower exercises the Term-Out option pursuant to Section 2.8, on the Final Maturity Date.
     SECTION 6. Amendments to Article X (Financial Covenants).
     (a) Section 10.2 (“Consolidated Funded Debt to Pro Forma EBITDA”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 10.2:
     SECTION 10.2 Consolidated Funded Debt to Pro Forma EBITDA.
     As of the last day of each fiscal quarter of the Borrower, the ratio of Consolidated Funded Debt to Pro Forma EBITDA for the period consisting of four consecutive fiscal quarters taken as a single accounting period and ending on such day shall be less than 5.00 to 1.00 (the “Required Threshold”); provided, however, that if the Borrower consummates one or more Acquisitions not prohibited hereunder and as a result of such Acquisitions the ratio of Consolidated Funded Debt to Pro Forma EBITDA equals or exceeds 5.00 to 1.00, then the required Threshold shall be increased to 5.50 to 1.00 for the last day of the fiscal quarter in which the Acquisition (the “Acquisition Quarter”) occurred and the last day of the first full fiscal quarter following the Acquisition Quarter. For purposes of this Section 10.2, to the extent Consolidated Funded Debt includes Hybrid Securities, then an amount of such Hybrid Securities not to exceed a total of 15% of Consolidated Total Capitalization shall be excluded from Consolidated Funded Debt, and Pro Forma EBITDA may include at the Borrower’s option any Material Project EBITDA Adjustments as provided in the definition of Adjusted Consolidated EBITDA.
     (b) Section 10.3 (“Interest Coverage Ratio”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
     SECTION 10.3. Intentionally Omitted.

     SECTION 7. Amendment to Article XIV (Miscellaneous).
     Section 14.12 (“Non-Recourse to the General Partner”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 14.12:
          SECTION 14.12. Non-Recourse to the General Partner; Separateness.
     Neither the General Partner nor any director, officer, employee, stockholder, member, manager or agent of the General Partner shall have any liability for any obligations of the Borrower or any other Company under this Agreement or any other Credit Document or for any claim based on, in respect of or by reason of, such obligations or their creation, including any liability based upon or arising by operation of law as a result of, the status or capacity of the General Partner as the “general partner” of the Borrower or any other Company. By executing this Agreement, the Administrative Agent, each LC Issuing Bank and each Lender expressly waives and releases all such liability.
     The Administrative Agent, each LC Issuing Bank and each Lender hereby acknowledges and affirms (i) its reliance on the separateness of the Borrower and the General Partner from each other and from other Persons, including Enterprise GP Holdings L.P. (“EPE”), EPCO, Inc. and other Affiliates of EPCO, Inc., (ii) that other creditors of the Borrower, the General Partner or EPE have likely advanced funds to such Persons in reliance upon the separateness of the Borrower, the General Partner and EPE from each other and from other Persons, (iii) that each of the Borrower, the General Partner and EPE have assets and liabilities that are separate from those of each other and from other Persons, (iv) that the Borrowings and other obligations owing under this Agreement, the Notes and documents related hereto or thereto have not been guaranteed by any Person other than the Guarantors, and (v) that, except as other Persons may expressly assume or guarantee this Agreement, the Notes or any documents related hereto or thereto or any of the Borrowings or other obligations thereunder, the Administrative Agent, LC Issuing Banks and Lenders shall look solely to the Borrower, and, pursuant to the Guaranty, the Guarantors, and their respective property and assets, and any property pledged as collateral with respect hereto or thereto, for the repayment of any amounts payable pursuant hereto or thereto and for satisfaction of any obligations owing to the Administrative Agent, LC Issuing Banks and the Lenders hereunder or thereunder and that none of the General Partner, EPE, EPCO, Inc. or any other Affiliate of EPCO, Inc. is personally liable for any amounts payable or any liability hereunder or thereunder.

     SECTION 8. References to Enterprise Products Operating L.P.
     Any and all references to Enterprise Products Operating L.P. in the Credit Agreement shall be replaced with Enterprise Products Operating LLC.
     SECTION 9. Additional Exhibit to Credit Agreement.
     The Credit Agreement is hereby amended by adding an additional Exhibit G (“Term Note”) to the Credit Agreement in the form attached to this Amendment.
     SECTION 10. Conditions to Effectiveness.
     This Amendment shall become effective when each of the following conditions shall have been fulfilled:
     (i) each of the Lenders, the Borrower, and the Administrative Agent shall have executed and delivered to the Administrative Agent a counterpart of this Amendment; and
     (ii) each of the Guarantors shall have executed and delivered to the Administrative Agent the Guarantors’ Acknowledgment and Agreement attached to this Amendment.
The Administrative Agent shall notify the Borrower and the Lenders of the Administrative Agent’s receipt of the documents described in the preceding clauses (i) and (ii) and the resulting effectiveness of this Amendment in accordance with this Section 10.
     SECTION 11. Representations and Warranties.
     The Borrower represents and warrants that (a) the representations and warranties contained in Article VII of the Credit Agreement (with each reference therein to (i) “this Agreement”, “hereunder” and words of like import referring to the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement as amended hereby and (ii) “Credit Documents”, “thereunder” and words of like import being deemed to include this Amendment, the Credit Agreement, as amended hereby, and the Guarantors’ Acknowledgment and Agreement) are true and correct in all material respects (unless they speak to a specific date, are based on facts which have changed by transactions contemplated or expressly permitted (including as an express exception to the restrictions set forth in Article IX of the Credit Agreement) by the Credit Agreement or this Amendment or, with the consent of the Required Lenders, are otherwise updated, modified or supplemented as of a subsequent date) on and as of the date hereof as though made on and as of such date, (b) the execution, delivery and performance of this Amendment and the Guarantors’ Acknowledgment and Agreement have been duly authorized by all necessary and appropriate organizational action by each respective Company, do not violate any of the Constituent Documents of any respective Company, and except for violations that individually or collectively are not a Material Adverse Event, do not violate any provision of Legal Requirement applicable to any respective Company, the agreements governing the Senior Notes, or any other material agreement to which any respective Company is a party, (c) upon execution and delivery of this Amendment and the Guarantors’

Acknowledgment and Agreement by each Company party to such agreements, each document will constitute a legal and binding obligation of each such Company, enforceable against it in accordance with its terms, except as enforceability may be limited by Debtor Laws and general principles of equity, and (d) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes an Event of Default or, to the best knowledge of the Borrower, a Potential Default.
     SECTION 12. Effect on the Credit Agreement.
     Except as specifically provided above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
     SECTION 13. Costs and Expenses.
     The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, and all reasonable costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.
     SECTION 14. Execution in Counterparts.
     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (in each case, any such execution and delivery may occur by facsimile or pdf transmission of executed counterparts or signature pages), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     SECTION 15. Governing Law.
     This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of the New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

TEPPCO PARTNERS, L.P., as Borrower

By:	TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, as General Partner

	By:	/s/ William G. Manias Name: William G. Manias
Title: Chief Financial Officer
SIGNATURE PAGE TO FIFTH AMENDMENT

SUNTRUST BANK, as Administrative Agent and Lender
By:	/s/ David Edge
	Name:	David Edge
	Title:	Managing Director

SIGNATURE PAGE TO FIFTH AMENDMENT

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Shannan Townsend
	Name:	Shannan Townsend
	Title:	Director

SIGNATURE PAGE TO FIFTH AMENDMENT

BNP PARIBAS
By:	/s/ Gregory E. George
	Name:	Gregory E. George
	Title:	Managing Director

By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago))
By:	/s/ Kenneth J. Fatur
	Name:	Kenneth J. Fatur
	Title:	Senior Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT

KEYBANK, NATIONAL ASSOCIATION
By:	/s/ Thomas Rajan
	Name:	Thomas Rajan
	Title:	Director

SIGNATURE PAGE TO FIFTH AMENDMENT

THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ John Preece
	Name:	John Preece
	Title:	Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT

THE BANK OF NEW YORK
By:	/s/ Hussam S. Alsahlani
	Name:	Hussam S. Alsahlani
	Title:	Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT

WELLS FARGO BANK, NA
By:	/s/ Terence D’Souza
	Name:	Terence D’Souza
	Title:	Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT

UBS LOAN FINANCE LLC
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ David B. Julie
	Name:	David B. Julie
	Title:	Associate Director

SIGNATURE PAGE TO FIFTH AMENDMENT

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Scott Gildea
	Name:	Scott Gildea
	Title:	Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT

BANK OF COMMUNICATIONS, NEW YORK BRANCH
By:	/s/ Shelley He
	Name:	Shelley He
	Title:	Deputy General Manager

SIGNATURE PAGE TO FIFTH AMENDMENT

CITIBANK, N.A.
By:	/s/ Todd Mogil
	Name:	Todd Mogil
	Title:	Attorney-in-Fact

SIGNATURE PAGE TO FIFTH AMENDMENT

LEHMAN BROTHERS BANK, FSB
By:	/s/ Janine M. Shugan
	Name:	Janine M. Shugan
	Title:	Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDMENT

GUARANTORS’ ACKNOWLEDGMENT AND AGREEMENT
     Each of the undersigned Guarantors consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty with respect to all indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each of the undersigned Guarantors acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligations of the Borrower, the Guaranty (i) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guarantee of payment of all “Guarantor Obligations” to the extent and as provided therein, including without limitation, all Borrowings (including, without limitation, all Revolver Borrowings, Swingline Borrowings, and Term Borrowings) and Letters of Credit made and issued under the Credit Agreement, as amended, and (ii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the obligations or liabilities of any Guarantor under the Guaranty.

VAL VERDE GAS GATHERING COMPANY, L.P.

By:	TEPPCO NGL Pipeline, LLC, its sole General Partner

	By:	/s/ William G. Manias Name: William G. Manias
Title: Chief Financial Officer
SIGNATURE PAGE TO GUARANTORS’ ACKNOWLEDGMENT AND AGREEMENT

TCTM, L.P.

By:	TEPPCO GP, Inc., its sole General Partner

	By:	/s/ William G. Manias Name: William G. Manias
Title: Chief Financial Officer

TEPPCO MIDSTREAM COMPANIES, LLC

By:	TEPPCO GP, Inc., its sole Manager

	By:	/s/ William G. Manias Name: William G. Manias
Title: Chief Financial Officer

TE PRODUCTS PIPELINE COMPANY, LLC

By:	TEPPCO GP, Inc., its sole Manager

	By:	/s/ William G. Manias Name: William G. Manias
Title: Chief Financial Officer
SIGNATURE PAGE TO GUARANTORS’ ACKNOWLEDGMENT AND AGREEMENT

EXHIBIT G
TERM NOTE

$	, 20___
     FOR VALUE RECEIVED, TEPPCO PARTNERS, L.P., a Delaware limited partnership (the “Maker”), promises to pay to the order of                                                              (the “Payee”), at the office of the Administrative Agent, the principal amount of $                    , together with interest on the unpaid amounts thereof from time to time outstanding.
     This note is a “Term Note” under the Amended and Restated Credit Agreement, dated as of October 21, 2004 (as renewed, extended, amended, supplemented or restated prior to or after the date hereof, the “Credit Agreement”), among the Maker, the Payee, certain other Lenders from time to time, and SunTrust Bank, as the Administrative Agent for the Lenders. All of the terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this note.
     This note incorporates by reference the principal and interest payment terms in the Credit Agreement for this note, including, without limitation, the Final Maturity Date for this note. Principal and interest are payable to the holder of this note by payment to the Administrative Agent at its offices at 303 Peachtree Street, N.E., 10th Floor, Atlanta, Georgia 30308 or at any other address of which the Administrative Agent may notify the Maker in writing.
     This note also incorporates by reference all other provisions in the Credit Agreement applicable to this note including provisions for disbursement of principal, applicable interest rates before and after certain Events of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorney’s fees, courts costs and other costs of collection, certain waivers by the Maker and other obligors, assurances and security, choice of New York and United States federal law, usury savings and other matters applicable to the Credit Documents under the Credit Agreement.

     This note, together with the other Term Notes issued pursuant to the Credit Agreement, is being delivered by the Maker and accepted by the Payee to evidence the Term Borrowings held by such Payee after giving effect to the Maker’s exercise of the Term-Out option pursuant to Section 2.8 of the Credit Agreement with respect to the outstanding Revolver Borrowings of the date of this Note (the “Revolver Obligations”), but not as payment of such Revolver Obligations or as a novation with respect thereto.

TEPPCO PARTNERS, L.P., as the Maker

By	TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, as General Partner

By:

Name:
Title:

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